EXHIBIT 10.2













                          EMPLOYMENT AGREEMENT BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                       AND
                                  ROGER MILLER












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                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of the 21st day of August 2000, among BIOQUEST INTERNATIONAL (U.S.A.), INC., a Virginia corporation ("Employer"), and Roger Miller, residing at 223 Dolphin Cove Court, Bonita Shores, Florida 34134 ("Executive").
                              W I T N E S S E T H:

     WHEREAS, Executive is being retained as a key executive officer and employee of Employer and Employer wishes to retain the services of Executive as an employee and officer of Employer, and Executive desires to render such services;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. PRIOR AGREEMENTS SUPERSEDED; EFFECTIVENESS. This Agreement supersedes any employment agreements, oral or written, entered into between Executive and Employer prior to the date of this Agreement.

2. RETENTION OF SERVICES. The Employer hereby agrees to employ the Executive and the Executive agrees to accept employment on, and subject to, the terms and conditions hereinafter set forth.

3.   TERM OF  EMPLOYMENT.  Subject to earlier  termination  in  accordance  with
     Section 8 hereof, the term of this Agreement shall commence on October 15, 2000 and end on October 14, 2005 ("Term of Employment").

4. DUTIES. During the Term of Employment, the Executive shall be employed by the Employer as Chief Financial Officer of BioQuest International, Inc. and Employer. The Executive agrees that he will devote his full business time and best efforts exclusively to the faithful and diligent performance of all of the duties and responsibilities incident to that position as well as all such other executive duties and responsibilities for or on behalf of the Employer and its parent or subsidiaries (or other affiliates it may acquire in the future) in that executive capacity as required to be performed from time to time by the Board of Directors.

5. COMPENSATION. For so long as the Executive is employed by the Employer, in consideration of the services rendered by the Executive hereunder, the Employer agrees to pay to the Executive during the Term of Employment, and the Executive agrees to accept as compensation:

     (a) No salary for the first year of the Agreement, and then one hundred fifty thousand dollars ($150,000), with such subsequent increases in salary during the term of this Agreement as may be determined by the Compensation Committee of the Board of Directors. In determining salary increases, the Compensation Committee may compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The Salary shall be payable in monthly installments or in accordance with the Employer's normal payroll policies.

     (b) In addition to the foregoing, the Executive shall be entitled to an incentive in the form of options to be issued under its proposed stock option plan. Such stock option plan to be established for this incentive, as described in (c)(iv), is in lieu of or in addition to cash bonuses. The terms of such incentive plan will be developed and approved by the Board of Directors acting as a Compensation Committee.

     (c) During the Term of Employment, Executive shall be entitled to the following benefits and perquisites:

          (i) participation, subject to qualification requirements, in all medical and hospitalization plans, presently in effect or hereinafter instituted by the Employer and applicable to its Executive employees; (ii) the use of a suitable automobile and the payment or reimbursement of all expenses incidental thereto including fuel, repairs, insurance as well as registration and inspection fees;

          (iii)sick leave in accordance with the Employer's policies in effect from time to time for executives of the Employer;

          (iv) participation in any stock option and/or stock purchase plans existing now or hereafter instituted by Employer;

          (v) participation in the existing or any successor pension and profit sharing plans of the Employer ("Employer's Plans");

          (vi) reimbursement of reasonable premiums expended by Executive for Disability Insurance in the maximum principal amount attainable commensurate with Executive's Salary;

          (vii)reimbursement for all reasonable and customary expenses incurred by the Employee in performing services for the Employer, including all travel and living expenses while away from home on business or at the request of, and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Employer;

          (viii) without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves; and

          (ix) entitled to an annual paid vacation of two weeks per year for the first three (3) years, three (3) weeks for the next three (3) years and four (4) weeks thereafter with vacation not taken in a calendar year cumulative for a maximum period of three (3) years. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee but, without prior approval of Employer's CEO, may not be taken more than two (2) consecutive weeks at any given time.

6. DEATH BENEFIT. If Executive dies during the Term of Employment, then, provided the Executive was not in breach of this Agreement on the date of his death, his monthly salary shall be continued for a twelve (12) month period following the date of death and shall be paid to his widow, or to a designee other than his widow if such designation is made in writing by Executive, or if no widow survives him and no designation has been made hereunder, then to his estate provided that such monthly salary shall not be paid for any period beyond the Term of Employment.

7. DISABILITY. Subject to Section 8 (c) (iii), if during the Term of Employment, the Executive becomes unable for six (6) consecutive months or more or during nine (9) out of any twelve (12) months, due to ill health or other incapacitation, to perform his duties hereunder, then, on at least thirty (30) days' written notice, Employer may place Executive on disability status (and he shall then receive such disability benefits then provided to other executive employees of Employer) at the end of any month after said six-month or nine-month period at no salary for the remainder of the Term of Employment or until his disability ends, whichever first occurs, in either case so long as he is otherwise in full compliance with all the terms and conditions of this Agreement.

8. TERMINATION OF EMPLOYMENT. This Agreement and, accordingly, the Term of Employment, may be terminated earlier than as specified in Section 3 hereof, upon the happening of any of the following events:

     (a) Whenever Employer and the Executive shall mutually agree in writing to terminate this Agreement.

     (b) Upon the death of the Executive, provided that in such event, the amounts due under Paragraph 6 (a) will be paid as provided therein.

     (c) At the option of the Employer, for "Good Cause", if the Executive shall:

          (i) be in breach of or default under any material provision of this Agreement for a period of thirty (30) days after written notice of such breach is given by Employer to the Executive; or (ii) be convicted or have acknowledged the commission of fraud, misappropriation, embezzlement or a felony of any kind; or

          (iii)become totally incapacitated so as to preclude performance of the duties of his employment hereunder for a period of six (6) consecutive months or nine (9) months in any twelve (12) month period.

     (d) At the Executive's option, if Employer shall be in breach of or default under any material provision of this Agreement for a period of thirty (30) days after written notice of such breach is given by the Executive to the Employer.

9.   COVENANTS.

     (a) Non-Disclosure of Confidential Information. The Executive agrees, that at any time during or after he ceases to be employed by the Employer, he will not directly or indirectly (except where authorized by the Board of Directors of the Employer) divulge to any persons, firms or corporations (hereinafter referred to collectively as "third parties") or use, or cause to authorize any third parties to use, any information regarded as confidential and valuable by the Employer which he knows or should know is regarded as confidential and valuable by the Employer. The non-disclosure obligations of this Section 9 (a) shall not be imposed with regard to information which is or subsequently becomes, through no fault of Executive, generally available to the public or is disclosed as required by court order or by an order of any state or federal regulatory agency.

     (b)  Non-Competition.

          (i)  During the Term of Employment, the Executive will not, anywhere:

               (a') engage,  directly or indirectly,  either  individually or as stockholder, partner, officer, director, employee, consultant, agent or otherwise, in any business which is in competition with the Employer or any affiliate thereof;

               (b') solicit  for  employment  or employ,  or cause or  authorize directly or indirectly to be solicited for employment or employ, for or on behalf of himself or third parties ("raid") any persons who were at the time the Executive's employment hereunder ended or within six (6) months prior thereto, employees of the Employer or any affiliates thereof; or

               (c') at  any  time  remove  from  the  Employer's   premises  any
                    drawings, notebooks, data and other documents and materials relating to the business and procedures of the Employer, including any patents, intellectual property or inventions developed by or for the Company, except as reasonably necessary to the discharge of his duties hereunder and shall, upon termination of employment for any reason, return to the Employer all such documents and materials and copies or extracts thereof.

          (ii) For three (3) years following the Term of Employment, the Executive will not, anywhere:

               (a') engage,  directly or indirectly,  either  individually or as stockholder, partner, officer, director, employee, consultant, agent or otherwise, in any business which is in competition with the Employer or any affiliate thereof; (b') solicit for employment or employ, or cause or authorize directly or indirectly to be solicited for employment or employ, for or on behalf of himself or third parties ("raid") any persons who were at the time the Executive's employment hereunder ended or within six (6) months prior thereto, employees of the Employer or any affiliates thereof; or

               (c') remove  at  any  time  from  the  Employer's   premises  any
                    drawings, notebooks, data and other documents and materials relating to the business and procedures of the Employer, including any patents, intellectual property or inventions developed by or for the Company except as reasonably necessary to the discharge of his duties hereunder and shall upon termination of employment for any reason, return to Employer all such documents and materials and copies or extracts thereof.

10.  INCENTIVE RELIEF AND OTHER REMEDIES.

     (a)  Executive  agrees that any breach or  threatened  breach by him of any
          Section 9 covenants shall entitle the Employer, on a non-mutually exclusive basis, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enforce specifically the terms of this Agreement. The parties understand and intend that each restriction agreed to by Executive above and elsewhere herein will be construed as separable and divisible from every other restriction and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restriction and that one or more or all of such restrictions may be enforced in whole or in part, as the circumstances warrant.

     (b) In the event of a breach of the foregoing Section 9 covenants, the parties acknowledge that the Employer may be irreparably damaged and may not have an adequate remedy at law. Therefore, Employer may obtain, without the necessity of posting a bond, injunctive or other appropriate equitable relief for any breach or threatened breach of such covenants. The parties hereto further acknowledge that such covenants are intended to conform to the extent required with the laws of Virginia. Any court of competent jurisdiction is hereby authorized to expand or contract the geographical, temporal or other restrictions of such covenants in order to conform with the laws of Virginia so that it shall bind the parties hereto and be enforceable by that court.

     (d) If any of the covenants contained in Section 9 or any aspects thereof are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid parts.

11. OWNERSHIP. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular cause of employment by the Employee during the term of this Agreement, and related in any way to the Business, including development and research, of the Employer or any subsidiary or affiliate engaged in business substantially similar to that of the Employer shall be promptly disclosed to the Employer. The Employee hereby assigns and transfers to the Employer all his right, interest and title thereon, and such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data shall become the property of the Employer. During the term of this Agreement and at any time therefore, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents or other data as required for vesting and maintaining title to same in the Employer.

12. COST OF ENFORCEMENT. In the event the employment of the Employee is terminated by the Employer, whether because of disability or without cause, or by the Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate or corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Employer's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Employer) and the Executive's heirs, executors and legal regard to the invalid parts.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supercedes all prior agreements and understanding with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in accordance with the terms hereof or by a writing signed by all of the parties. No course of dealings between the parties during the term of this Agreement shall be deemed to amend or expand the obligations of any of the parties hereto unless incorporated in a written instrument as aforesaid.

15. NOTICE. Any notice to a party hereto pursuant to this Agreement shall be in writing. Such notice shall be deemed given (i) when delivered personally, by nationally recognized overnight courier service or given by facsimile to such party, upon receipt and confirmation thereof; and (ii) when sent by certified mail return receipt requested, upon return receipt therefore.

16. GOVERNING LAW. This Agreement and all issues regarding the validity, construction, interpretation, performance and enforceability thereof, shall be governed and construed exclusively in accordance with the laws of Virginia, regardless of the laws that might otherwise govern this Agreement under applicable conflicts of law principles.

17.  MISCELLANEOUS. This Agreement:

     (a) may not (except as specifically provided) be assigned by any party hereto without the prior written consent of the other parties (any purported assignment hereof in violation of this provision being null and void); but

     (c) may be executed in various counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement this 21st day of August 2000.


                                        BIOQUEST INTERNATIONAL (U.S.A.), INC.

                                        By: /s/Peter J. Ewens
                                        ------------------
                                        Peter J. Ewens, President

                                        By: /s/ Roger Miller
                                        ----------------------------------------
                                        Roger Miller, individually ("Executive")